CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees
Domini Social Equity Fund and
Domini Social Index Portfolio:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS" in the statement of additional information included herein.


                                   KPMG Peat Marwick LLP


Boston, Massachusetts
November 25, 1996